Exhibit 95
Mine Safety and Health Administration Safety Data
Section 1503 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) requires issuers that are operators, or that have subsidiaries that is an operator, of a coal or other mine to include in periodic reports filed with the Securities and Exchange Commission certain information relating to citations and orders for violations of standards under the Federal Mine Safety and Health Act of 1977. The following tables disclose information required under the Dodd-Frank Act during the year ended December 31, 2020. The mine data retrieval system maintained by MSHA may show information that is different than what is provided herein. Any such difference may be attributed to the need to update that information on MSHA’s system and/or other factors.

			Section			Total Dollar
			104(d)			Value of	Total Number
Mine Name /		Section	Citations	Section	Section	MSHA	of Mining
MSHA	Section 104	104(b)	and	110(b)(2)	107(a)	Assessments	Related
Identification	S&S Citations	Orders	Orders	Violations	Orders	Proposed	Fatalities
Number	(#)	(#)	(#)	(#)	(#)	(in Thousands, $)	(#)
New Horizon Mine(1) / 0500299	0	0	0	0	0	0	0
Colowyo Mine / 0502962	0	0	0	0	0	0.4	0

Received
Notice of
	Received	Potential to
	Notice of	Have Pattern	Legal Actions
	Pattern of Violations	of Violations	Pending	Legal Actions	Legal Actions
Mine Name /	Under	Under	as of the	Initiated	Resolved
MSHA	Section	Section	Last Day	During the	During the
Identification	104(e)	104(e)	of Period	Period	Period
Number	(yes/no)	(yes/no)	(#)	(#)	(#)
New Horizon Mine / 0500299	No	No	0	0	0
Colowyo Mine / 0502962	No	No	0	0	0

(1) The New Horizon Mine is working to complete final reclamation and the mine data retrieval system maintained by MSHA lists the New Horizon Mine status as abandoned.

The number of legal actions pending before the Federal Mine Safety and Health Review Commission as of December 31, 2020 that fall into each of the following categories is as follows:

Appeals of
				Complaints for		judges'
	Contests of	Contests of		discharge,		decisions or
	Citations/	Proposed	Complaints for	discrimination,	Applications for	orders to
	Orders	Penalties	compensation	or interference	temporary relief	FMSHRC
Mine Name /	referenced in	referenced in	referenced in	referenced in	referenced in	referenced in
MSHA	Subpart B,	Subpart C,	Subpart D,	Subpart E,	Subpart F	Subpart H
Identification	29CFR	29CFR	29CFR	29CFR	29CFR	29CFR
Number	Part 2700	Part 2700	Part 2700	Part 2700	Part 2700	Part 2700
New Horizon Mine / 0500299	0	0	0	0	0	0
Colowyo Mine / 0502962	0	0	0	0	0	0

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